EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT


The Significant subsidiaries of Sears, Roebuck and Co., the names under which such subsidiaries do business, and the states or countries in which each was organized, were as follows as of January 1, 2000:



Names					                                   	Place of Organization

Consolidated Subsidiaries:
Sears Canada Inc.					                               Canada
  Sears Acceptance Company Inc.                    		Canada
Sears Logistics Services, Inc.			                    Delaware
Sears National Bank				                             	United States
SRFG, Inc.						                                    	Delaware
Sears Roebuck Acceptance Corp.			                    Delaware
95 other companies					                              Various


	The Company owns 20% to 50% of the outstanding voting securities of 37 companies, which are accounted for on the equity method.

The Company has investments in a number of other corporations representing substantial percentages (but not more than 20 percent) of their outstanding capital stock.
The Company disclaims control of any such companies.